EXHIBIT 11

BLOUNT, INC.
COMPUTATION OF NET INCOME PER COMMON SHARE
(DOLLAR AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

                                                                1994                      1993                      1992
                                                       -----------------------   -----------------------   -----------------------
                                                        Primary      Diluted      Primary      Diluted      Primary      Diluted
                                                       ----------   ----------   ----------   ----------   ----------   ----------
Weighted average common shares outstanding             12,421,167   12,421,167   12,149,905   12,149,905   11,957,060   11,957,060

   Incremental shares for stock options                   309,566      413,001      125,236      291,293        1,497        1,497

   Incremental shares for performance awards                                          8,451        8,451
                                                       ----------   ----------   ----------   ----------   ----------   ----------
Total number of shares used in per share calculations  12,730,733   12,834,168   12,283,592   12,449,649   11,958,557   11,958,557
                                                       ==========   ==========   ==========   ==========   ==========   ==========

Income (loss) from continuing operations before
extraordinary gain (loss) and cumulative effect
of accounting changes                                  $   24,304   $   24,304   $   12,007   $   12,007   $   (4,295)  $   (4,295)
                                                       ----------   ----------   ----------   ----------   ----------   ----------
Discontinued operations:

   Loss from operations, net                               (9,666)      (9,666)      (4,649)      (4,649)      (1,036)      (1,036)

   Loss on disposal, net                                     (650)        (650)
                                                       ----------   ----------   ----------   ----------   ----------   ----------
      Total from discontinued operations                  (10,316)     (10,316)      (4,649)      (4,649)      (1,036)      (1,036)
                                                       ----------   ----------   ----------   ----------   ----------   ----------

Income (loss) before extraordinary gain (loss) and
cumulative effect of accounting changes                    13,988       13,988        7,358        7,358       (5,331)      (5,331)

Extraordinary gain (loss)                                      92           92         (119)        (119)

Cumulative effect of accounting changes                                                                         6,014        6,014
                                                       ----------   ----------   ----------   ----------   ----------   ----------

Net income                                             $   14,080   $   14,080   $    7,239   $    7,239   $      683   $      683
                                                       ==========   ==========   ==========   ==========   ==========   ==========
Income (loss) per common share:

   Continuing operations                               $     1.91   $     1.89   $      .98   $      .96   $     (.35)  $     (.35)

   Discontinued operations                                   (.81)        (.80)        (.38)        (.37)        (.09)        (.09)
                                                       ----------   ----------   ----------   ----------   ----------   ----------
   Income (loss) before extraordinary gain (loss)
   and cumulative effect of accounting changes               1.10         1.09          .60          .59         (.44)        (.44)

   Extraordinary gain (loss)                                  .01          .01         (.01)        (.01)

   Cumulative effect of accounting changes                                                                        .50          .50
                                                       ----------   ----------   ----------   ----------   ----------   ----------

Net income                                             $     1.11   $     1.10   $      .59   $      .58   $      .06   $      .06
                                                       ==========   ==========   ==========   ==========   ==========   ==========
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